UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2017, AvalonBay Communities, Inc. (the “Company”) entered into a $250 million variable rate unsecured term loan (the “Term Loan”) with PNC Bank, National Association, as Administrative Agent and a bank, The Bank of New York Mellon and SunTrust Bank, each as Syndication Agent and a bank, and a syndicate of other financial institutions, serving as banks.  The Company may request an increase of the total loan amount by an additional $250 million to an aggregate principal amount of $500 million; no bank is required to provide any such additional financing, nor may any bank prevent another bank from funding an increase within that limit.  The Term Loan matures as follows: $100 million matures on the fifth anniversary of the closing date, and $150 million matures on the seventh anniversary of the closing date.  The Company paid customary arrangement and upfront fees to the lenders in connection with the closing of the Term Loan.

The Term Loan bears interest at varying levels based on either (1) the London Interbank Offered Rate (“LIBOR”) or (2) a base rate (the “Base Rate”) defined as the highest of (x) the Administrative Agent’s Prime Rate, (y) the Federal Funds Rate plus 0.50% and (z) the LIBOR Base Rate plus 1%, each as defined in the Term Loan.  The stated spread over LIBOR can vary based upon the rating of our unsecured and unsubordinated long-term indebtedness. The Company expects to incur borrowings under the Term Loan at an initial spread over 1-month LIBOR of 0.90% for the tranche maturing in five years and at an initial spread over 1-month LIBOR of 1.50% for the tranche maturing in seven years.

The Term Loan includes a delayed draw feature allowing the Company to delay funding of the Term Loan through April 29, 2017.

Under the Term Loan the Company is subject to certain customary covenants, including, but not limited to, maximum leverage ratios, a minimum fixed charges coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered assets level.

Forward-Looking Statements.  Statements in this report concerning expected interest rates are forward-looking statements within the meaning of the federal securities laws. You should exercise caution in relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect its actual results, performance or achievements. These factors include, without limitation, financial market and economic conditions that could affect interest rates payable under the Term Loan and the Company's decisions about such interest rates, as well as other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1*

Term Loan Agreement, dated February 28, 2017, among the Company, as Borrower, PNC Bank, National Association, as Administrative Agent and a bank, The Bank of New York Mellon and SunTrust Bank, each as Syndication Agent and a bank, and a syndicate of other financial institutions, serving as banks.

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: February 28, 2017	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer